SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-ELJER INDUSTRIES INC

GABELLI FUNDS, INC.

          THE GABELLI SMALL CAP GROWTH FUND

                    2/23/96           10,000            10.4875


GAMCO INVESTORS, INC.

                    4/03/96           16,400             9.9512

                    3/11/96            4,000            10.0000

                    2/21/96            1,400             9.8750

                    2/20/96            4,600             9.3750

                    2/14/96            5,000             9.7500

                    2/14/96            5,000            10.1750

                    2/05/96            1,000-           10.2500

                    2/05/96            1,000            10.1250











(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON
    THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.




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